Exhibit 99.1

1000 Louisiana, Suite 4300 Houston, TX 77002 713.584.1000

Targa Resources Corp. Announces Shareholder Approval of

Share Issuance in Merger with Atlas Energy, L.P.

Houston, Texas, February 20, 2015 – Targa Resources Corp. (the “Company”) (NYSE: TRGP) announced that the stockholders of the Company approved at a special meeting of stockholders held today the issuance of shares of common stock of the Company (the “share issuance”) in connection with the Company’s proposed merger with Atlas Energy, L.P. (“ATLS”) (the “ATLS Merger”). Approximately 76.15% of the shares of the Company’s common stock that were outstanding as of the record date of January 22, 2015 approved the share issuance, and approximately 91.50% of the shares of the Company’s common stock that were voted approved the share issuance.

A special meeting of ATLS unitholders was also held today to approve the merger agreement in connection with the ATLS Merger. Approximately 52.83% of the common units of ATLS that were outstanding as of the record date of January 22, 2015 approved the merger agreement in connection with the ATLS Merger (the “ATLS Merger Agreement”), and approximately 99.28% of the common units of ATLS that were voted approved the ATLS Merger Agreement.

A special meeting of unitholders of Atlas Pipeline Partners, L.P. (“APL”) was also held today to approve the merger agreement in connection with Targa Resources Partners LP’s proposed merger with APL (the “APL Merger” and, together with the ATLS Merger, the “Atlas Mergers”). Approximately 54.84% of the common units of APL that were outstanding as of the record date of January 22, 2015 approved the merger agreement in connection with the APL Merger (the “APL Merger Agreement”), and approximately 98.21% of the common units of APL that were voted approved the APL Merger Agreement.

The approvals by the shareholders of the Company and the unitholders of ATLS and APL described above satisfy three of the conditions required to finalize the Atlas Mergers. The consummation of the Atlas Mergers is still subject to certain other conditions, including the previously announced spin-off by ATLS of its non-midstream assets (the “Spin-Off” and, together with the Atlas Mergers, the “Transactions”). Each of the Transactions is contingent on one another, and the Transactions are expected to close concurrently on February 27, 2015.

About Targa Resources Corp. and Targa Resources Partners LP

Targa Resources Corp. is a publicly traded Delaware corporation that owns a 2% general partner interest (which the Company holds through its 100% ownership interest in the general partner of the Partnership), all of the outstanding incentive distribution rights and a portion of the outstanding limited partner interests in Targa Resources Partners LP (the “Partnership”).

Targa Resources Partners LP is a publicly traded Delaware limited partnership formed in October 2006 by its parent, Targa Resources Corp. to own, operate, acquire and develop a diversified portfolio of complementary midstream energy assets. The Partnership is a leading provider of midstream natural gas, NGL, terminaling and crude oil gathering services in the United States. The Partnership is engaged in the business of gathering, compressing, treating, processing and selling natural gas; storing, fractionating, treating, transporting and selling NGLs and NGL products; gathering, storing and terminaling crude oil; and storing, terminaling and selling refined petroleum products.

The principal executive offices of Targa Resources Corp. and Targa Resources Partners are located at 1000 Louisiana, Suite 4300, Houston, TX 77002 and their telephone number is 713-584-1000.

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits of the proposed transactions to the Partnership, the Company, APL, ATLS and their unitholders or stockholders, the anticipated completion of the proposed transactions or the timing thereof, the expected future growth, dividends, distributions of the combined companies, and plans and objectives of management for future operations. All statements, other than statements of historical facts, included in this release that address activities, events or developments that Targa expects, believes or anticipates will or may occur in the future, are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside Targa’s control, which could cause results to differ materially from those expected by management of Targa. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, the timing and success of business development efforts; and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in Targa’s filings with the SEC, including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Targa does not undertake an obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor contact:

713-584-1133

Jennifer Kneale

Director, Finance

Matt Meloy

Senior Vice President, Chief Financial Officer and Treasurer